Exhibit 10.4

Execution Version

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2016 (the “Effective Date”), between Alliqua BioMedical, Inc., a Delaware corporation (“Alliqua”), and BSN medical, Inc., a Delaware corporation (“BSN”). Capitalized terms referenced but not otherwise defined herein shall have the respective meanings ascribed thereto in that certain Distributor Agreement between Sorbion GmbH & Co KG and Alliqua, dated on or around September 20, 2013 (as amended pursuant to that certain First Amendment to Distributor Agreement as of July 31, 2015, collectively, the “Distributor Agreement”, and assigned to BSN pursuant to that certain Assignment of Distributor Agreement dated June 16, 2015).

RECITALS

A.	Pursuant to that certain Purchase Agreement between BSN and Alliqua, dated as of the date hereof (the “Purchase Agreement”), and subject to the terms and conditions contained therein, BSN has agreed to purchase from Alliqua, and Alliqua has agreed to sell to BSN, any and all rights Alliqua may have to, under or pursuant to the Distributor Agreement.

B.	The parties desire to enter into this Agreement to define certain transition-related services to be provided by Alliqua to assist BSN with certain services including handover of Alliqua’s distribution operations relating to Products (the “Business”) during a transition period beginning on the Effective Date, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BSN and Alliqua hereby agree as follows:

ARTICLE I

SERVICES

Section 1.1           Alliqua’s Transition Service Obligations.

(a)          Services. Alliqua shall use commercially reasonable efforts to perform the services described on Exhibit A (the “Services”) during the Term (as defined hereinafter). Alliqua shall commence delivery of the Services immediately following the closing.

(b)          Terms of Service. For each of the Services, the parties hereto have set forth on Exhibit A a description of the Service and certain related obligations.

(c)          Discontinuation or Reduction of Services. During the Term, BSN may instruct Alliqua to discontinue providing any of the Services or otherwise reduce its level of effort with respect to any of the Services.

Section 1.2           Standard of Performance; Resources.

(a)          Standard of Performance. Alliqua shall provide the Services in good faith, using the same degree of skill and care and in substantially the same manner as is customary in the industry and the same degree of skill and care and in substantially the same manner as Alliqua use in performing the Services for themselves.

(b)          Personnel and Resources. Alliqua shall devote such personnel as are reasonably necessary to perform the Services in accordance with the terms of this Agreement. Alliqua shall retain the right to hire and fire any of its personnel and to establish all duties and work assignments, business procedures and protocols governing their conduct.

(c)          Cooperation. Parties agree to cooperate in good faith in connection with performance of the Services. Such cooperation includes (i) responding promptly to requests for consents or other communications, (ii) not acting or failing to act in any way that could materially adversely affect the provision of the Services, and (iii) providing reasonable access to documentation, information and other materials that are necessary to provide the Services.

Section 1.3           Services Not Provided. No Services provided under this Agreement shall be construed as accounting, legal, or tax advice or create any fiduciary obligations.

Section 1.4            Alliqua’s Further Assurances. During the Term, Alliqua covenants to act in good faith so as to facilitate the handover of the Business from Alliqua to BSN and not otherwise harm the Business, including but not limited to taking such actions as follows:

(a)          continue to promote the distribution and sale of Products in accordance with its customary business practices until advised by BSN, in writing, with at least five (5) business days’ notice, that such promotion will no longer be necessary, and BSN will take over such activities with effect from the end of the notice period;

(b)          keep full and proper accounts and records showing all inquiries, quotations, transactions, and proceedings relating to the Products and if BSN proves that it has a legitimate concern which reasonably requires access to such accounts and records (including, without limitation, in relation to a product recall or a regulatory authority investigation or any other bona fide regulatory or legal issue), allow BSN, on commercially reasonable notice during business hours, to inspect such accounts and records during the Term;

(c)          not engage in any unfair, misleading or deceptive practices in performing its responsibilities hereunder;

(d)          not make any warranties or other representations regarding the quality or manufacture of the Products that are in addition to, or different than, the warranties and representations provided by BSN.

Section 1.5           BSN’s Covenants. During the Term, BSN shall provide Alliqua with information on the advertising and promotion carried out by BSN and supply Alliqua with any promotional and advertising material reasonably requested by Alliqua in order to make marketing of the Products uniform.

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Section 1.6           Intellectual Property Rights.

(a)          License and Revocation. During the Term, BSN grants to Alliqua a non-exclusive, non-sub-licensable, non-transferable license to use the trademarks provided in the Distributor Agreement for the promotion, advertisement and sale of the Products subject to this Agreement. Upon completion of the Term, this license and any other intellectual property rights hereby granted to Alliqua shall be immediately revoked and terminated without any further action on either BSN or Alliqua or any other party.

(b)          Reputation. Alliqua shall not do, or omit to do, anything in its use of the trademarks that could adversely affect their validity, value, or reputation.

(c)          Control of Actions. In respect of any matter that falls within this Section 1.6, BSN shall, in its absolute discretion, decide what action to take (if any) with respect to such matter and shall have sole control over any action that it deems necessary, and shall be entitled to all damages and other sums that may be paid or awarded as a result of that action.

(d)          Registration Restriction. Alliqua represents and warrants that it has not not obtained or registered, and covenants that it shall not obtain or try to obtain or register, for itself or any third party anywhere in the world, any trademarks, domain names, Twitter handles, Facebook pages, Instagram accounts, or other social media accounts, trade names, or intellectual property which could be confused with or interfere with the Rights purchased by BSN pursuant to the Purchase Agreement.

Section 1.7           Compensation. As compensation for the satisfactory completion to the Services in accordance with the terms hereof, BSN agrees to pay to Alliqua a fixed fee of $100,000 (One Hundred Thousand United States Dollars) upon completion of the Term.

Section 1.8           Taxes. Parties acknowledge and warrant that they have reviewed the tax consequences of this Agreement with their own tax advisors and are relying solely on that advice and not on any representation or statement of the other party. Each party acknowledges and agrees that it is responsible for its own tax liability as a result of the Agreement.

Section 1.9           Service Coordinator. Each party will nominate in writing a representative to act as the primary contact with respect to the provision of the Services (each such person, a “Service Coordinator”). The initial Service Coordinators are set forth in Exhibit B attached hereto. The parties shall notify each other promptly in writing of any change to their respective Service Coordinator, setting forth the name of the replacement and stating that the replacement Service Coordinator is authorized to act for such party in accordance with this Section 1.9. The Service Coordinators shall have the authority to manage the services contemplated under this Agreement.

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Section 1.10         No Agency; Independent Contractor Status. Nothing in this Agreement shall constitute or be deemed to constitute a joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or contract in the name of, or create a liability against, the other in any way for any purpose. Each party hereto acknowledges and agrees that the other party is an independent contractor in the performance of each and every part of this Agreement and nothing herein shall be construed to be inconsistent with this status.

Section 1.11         Dispute Resolution. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, including any claim by a party hereto that the other party has breached the terms hereof (each, a “Dispute”), the Service Coordinators shall meet (by telephone or in person) no later than three (3) business days after receipt of notice by either party of a request for resolution of a Dispute. The Service Coordinators will meet (by telephone or in person) during the next ten (10) business days and attempt to resolve the Dispute. In the event that the Service Coordinators are unable to resolve the Dispute pursuant to this Section 1.11, the parties may pursue their rights as set forth in Section 4.2.

ARTICLE II

TERM; TERMINATION

Section 2.1           Term. The term of this Agreement shall commence on the Effective Date and terminate on the earlier of (i) ninety days from the Effective Date and (ii) the first date as of which BSN, pursuant to Section 1.1(c), has instructed Alliqua to discontinue all Services, unless sooner terminated as provided herein (the “Term”).

Section 2.2           Termination. This Agreement may be terminated:

(a)          by the mutual written consent of BSN and Alliqua;

(b)          by Alliqua if BSN commits a material breach of this Agreement and fails to cure such breach within ten (10) business days of receiving written notice of such breach from Alliqua;

(c)          by BSN, upon written notice to Alliqua;

(d)          by either BSN or Alliqua in the event of the institution by the other party of voluntary proceedings in bankruptcy or under insolvency laws; or

(e)          by either BSN or Alliqua in the event of the involuntary initiation of bankruptcy or insolvency proceedings against the other party or for the dissolution or reorganization or for a receivership of such other party, which is not dismissed within thirty (30) days after the filing thereof.

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Section 2.3           Effect of Termination. Upon the termination of this Agreement or any Service, no party shall have any rights or obligations thereunder; provided, however, that Section 1.11, this Section 2.3 and Articles III and Article IV shall survive such termination.

ARTICLE III

LIMITATION OF LIABILITY

Section 3.1           Limitation of Liability. EXCEPT FOR FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT FOR ANY PUNITIVE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT.

ARTICLE IV

GENERAL

Section 4.1           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made within such State, without regard to the conflicts of law principles that would require the application of any other law.

Section 4.2           Jurisdiction; Service of Process. Any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby may be brought in any state or federal court sitting in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. The parties agree that any party may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any action or proceeding referred to in the first sentence of this Section 4.2 may be served on any party anywhere in the world. To the extent that service of process by mail is permitted by law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, to such party at its address for notices provided herein.

Section 4.3           Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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Section 4.4           Notices. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered, or sent by electronic means of transmitting written documents (including without limitation e-mail), or sent to the parties at the respective addresses indicated herein by certified U.S. mail, return receipt requested and postage prepaid, or sent by private overnight mail courier service. Notices, demands and communications sent by electronic means must also be sent by regular U.S. mail or by private overnight mail courier service in order for such notice to be effective. Notices, demands and communications to Alliqua or BSN must, unless another address is specified in writing be sent to the address indicated below:

If to BSN:

BSN medical, Inc.

Attention: Joseph P. Carpinelli,

Sr. Vice President of Finance – North America

5825 Carnegie Blvd.

Charlotte, NC 28209

Phone: 704.731.1056

Facsimile: 704.910.8994

Email: Joseph.Carpinelli@bsnmedical.com

with a copy (which copy shall not constitute notice to BSN) to:

Koley Jessen P.C., L.L.O.

Attention: Anshu S. K. Pasricha

1125 S. 103rd St., Suite 800

Omaha, NE  68124

Phone: 402.390.9500

Facsimile: 402.390.9005

Email: Anshu.Pasricha@koleyjessen.com

If to Alliqua:	Alliqua Biomedical, Inc. Attention: David Johnson 1010 Stony Hill Road, Suite 200 Yardley, PA 19067 Phone: 908.240.3521 Facsimile: 215.702.8535 E-mail: djohnson@alliqua.com

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with a copy (which copy shall not constitute notice to Alliqua) to:

Haynes and Boone, LLP

Attention: Rick A. Werner

30 Rockefeller Plaza

New York, NY 10112

Phone: 212.659.7300

Facsimile: 212.884.8234

E-mail: Rick.Werner@haynesboone.com

Section 4.5           Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the permitted assigns of the parties.

Section 4.6           No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights, remedy or claim hereunder.

Section 4.7           Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

Section 4.8           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Alliqua and BSN shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.9           Mutual Drafting. The parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

Section 4.10         Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic signature, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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Section 4.11         Force Majeure. Neither party hereto shall be liable to the other party hereto for any interruption of the Services or any delays or failure to perform under this Agreement caused by matters or events that are beyond the reasonable control of such party, including governmental laws, rules or regulations; fires, floods, acts of God, extremes of weather, earthquakes, tornadoes or similar occurrences and acts of terrorism or other hostilities. Each party shall promptly notify the other upon learning of the occurrence of any such event of force majeure. Upon the occurrence of any such event of force majeure, a party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Upon the cessation of the force majeure event, the parties will use their reasonable efforts to resume performance of their obligations under this Agreement with all reasonable speed.

Section 4.12         Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. Any and all provisions of the Purchase Agreement are in no way superseded by any terms of this Agreement.

[Signature Page Follows on Next Page]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

BSN MEDICAL, INC.

By:	/s/ Joseph Carpinelli
Name:	Joseph Carpinelli
Its:	SVP Finance – North America

ALLIQUA BIOMEDICAL, INC.
By:	/s/ Brian M. Posner
Name:	Brian M. Posner
Its:	CFO

Transition Services Agreement

Signature Page

EXHIBIT A

SERVICES

Service Description

1.	Alliqua shall cause its sales representatives and any other relevant personnel to attend with BSN the handover/transition meetings with applicable customers, including account level hand-off.

2.	Alliqua shall assign to BSN, on a continuing basis during the Term, any and all contracts with third parties for supplying Products.

3.	Alliqua shall assign to BSN all clinical and promotional material, including but not limited to papers, case studies, and literature, whether used previously, currently in use, or in development.

4.	Alliqua shall reasonably cooperate in communicating with the existing distributors, wholesalers and customers in respect of transition of Business to BSN and shall facilitate, to the reasonable satisfaction of BSN, the handover of Business.

5.	Alliqua shall respond in good faith to any reasonable request by BSN for access to any additional services that are necessary for the handover of Business from Alliqua to BSN.

EXHIBIT B

SERVICE COORDINATORS

Alliqua Biomedical, Inc.

Name: Marisa Belmar

Phone: 908.963.6887

Email: mbelmar@alliqua.com

BSN medical, Inc.

Name: Wade Farrow

Phone: 704.551.71.49

Cell Phone : ***.***.****

Email: Wade.Farrow@bsmmedical.com